CERTIFICATION

Dennis M. Connor, President, and Paul Berghaus, Treasurer of Camco Investors Fund (the “Registrant”), each certifies to the best of his or her knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the  period ended June 30, 2010, fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

Camco Investors Fund

Camco Investors Fund

/s/ Dennis M. Connor

/s/ Paul F. Berghaus

Dennis M. Connor

Paul F. Berghaus

Date:  September 7, 2010

Date:  September 7, 2010

A signed original of this written statements required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Camco Investors Fund and will be retained by Camco Investors Fund and furnished to the Securities and Exchange Commission or its staff upon request.